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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to (a) the inclusion of our report dated January 26, 1995 in this Report on Form 8-K dated February 21, 1995 of R. R. Donnelley & Sons Company and (b) the incorporation by reference of our report dated January 26, 1995 in the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-19803, 33-43632, 33-49431, 33-49809 and 33-52805), and Form S-3 (33-49539) and previously filed post-effective amendments thereto.

                                          Arthur Andersen LLP

Chicago, Illinois,
February 21, 1995